Exhibit 99.1

Argonaut Technologies’ Sale to Biotage Completed

REDWOOD CITY, Calif., June 6 /PRNewswire-FirstCall/ — Argonaut Technologies (Nasdaq: AGNT - News) today announced the close of the sale of the assets of its chemistry consumables business and certain assets of its process chemistry business, which constitute substantially all of its assets except for its cash, to Biotage AB (Stockholm: BIOTa.ST - News) of Uppsala, Sweden. As a result of this transaction, the Company no longer has an operating business and plans to wind-up its assets and liabilities.

The Company also announced management changes consistent with its stated plan. Lissa Goldenstein, Argonaut’s president and chief executive officer, David Foster, Argonaut’s senior vice president and chief financial officer and Jeffrey Labadie, Argonaut’s senior vice president, chemistry consumables group are departing. Gordon Tredger, Argonaut’s senior vice president, instrumentation and integration, has been promoted to president and will manage its wind-up activities. “I am pleased to have an individual as talented and experienced as Gordon to manage our remaining assets and liabilities with the goal of preserving cash for our shareholders,” stated Goldenstein, Argonaut’s president and chief executive officer. “Jeff, David and I will remain available to assist Gordon with the immediate transition and we remain committed to maximizing shareholder value.” Ms. Goldenstein will remain on Argonaut’s board of directors.

About Argonaut Technologies

For more information about Argonaut Technologies, visit www.argotech.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Argonaut disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such forward-looking statements include, without limitation, statements regarding the anticipated timing of the transaction, the distribution of the net proceeds of the transaction and our evaluation of potential strategic transactions. Any such forward-looking statements reflect the judgment of our management as of the date of this release, and involve risks and uncertainties, including the risks that the asset sale might not be consummated in a timely manner, the reaction of customers to the transaction, we may incur additional liabilities, that our expenses may be higher than estimated, that the settlement of our liabilities could be higher than expected and other risk factors are discussed in Argonaut’s Annual Report on Form 10-K for the year ended December 31, 2004, in its most recent quarterly report on Form 10-Q for the quarter ended March 31, 2005, and its other reports filed with the Securities and Exchange Commission including, without limitation, its definitive proxy statement related to the Biotage transaction.